As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form S-1

Cheniere Energy Partners LP Holdings, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	4924	36-4767730
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

700 Milam Street, Suite 800

Houston, Texas 77002

(713) 375-5000

(Address, including Zip Code, and Telephone Number including Area Code, of Registrant’s Principal Executive Offices)

H. Davis Thames

Chief Financial Officer

700 Milam Street, Suite 800

Houston, Texas 77002

(713) 375-5000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

G. Michael O’Leary George J. Vlahakos Andrews Kurth LLP 600 Travis Street Suite 4200 Houston, Texas 77002 (713) 220-4200	T. Mark Kelly Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-191298

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (3)
Common shares	$103,500,000	$13,331

(1)	Includes common shares issuable upon the exercise of the underwriters’ option to purchase additional common shares. The registrant previously registered common shares with a proposed maximum aggregate offering price of $690,000,000 on Form S-1 (File No. 333-191298) (as amended, the “Initial Registration Statement”), which registration statement was amended on December 2, 2013 to increase the proposed maximum aggregate offering price to $724,500,000 and which registration statement was declared effective by the Securities and Exchange Commission on December 12, 2013. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, and certain interpretations of the Securities and Exchange Commission with respect thereto, the additional $103,500,000 proposed maximum aggregate offering price, which is no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement, is hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Based on the initial public offering price of $20.00 per common share.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement relates to the registrant’s Registration Statement on Form S-1 (Registration No. 333-191298) filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2013, as amended, which was declared effective by the Commission on December 12, 2013 (as amended, the “Prior Registration Statement”) and is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into, and shall be deemed a part of, this registration statement.

This Registration Statement is being filed pursuant to Rule 462(b) to increase the dollar amount of common shares registered under the Initial Registration Statement by $103,500,000, including common shares subject to the underwriters’ 30-day option to purchase additional common shares.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following documents are filed as exhibits to this registration statement:

Number		Description

5.1	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

8.1	—	Opinion of Andrews Kurth LLP relating to tax matters

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)

23.3	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-191298) filed with the Securities and Exchange Commission on September 20, 2013 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2013.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

By:	/s/ H. Davis Thames
Name: H. Davis Thames
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

* CHARIF SOUKI	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	December 12, 2013

/s/ H. DAVIS THAMES H. DAVIS THAMES	Chief Financial Officer and Director (Principal Financial Officer)	December 12, 2013

/s/ LEONARD TRAVIS LEONARD TRAVIS	Chief Accounting Officer (Principal Accounting Officer)	December 12, 2013

* R. KEITH TEAGUE	Director	December 12, 2013

MEG A. GENTLE	Director	December 12, 2013

DON A. TURKELSON	Director	December 12, 2013

*By:	/s/ H. DAVIS THAMES
H. DAVIS THAMES Attorney-in-fact

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Number		Description

5.1	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

8.1	—	Opinion of Andrews Kurth LLP relating to tax matters

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)

23.3	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-191298) filed with the Securities and Exchange Commission on September 20, 2013 and incorporated by reference herein)